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              CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
              -------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-80789,333-13927 and 333-90004) of Movado Group, Inc. of our report dated April 18, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, NJ
April 18, 2005